UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2017

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor

New York, NY 10022

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Angus Development

On August 18, 2017, First Capital Real Estate Operating Partnership, L.P. (the "OP"), the operating partnership of First Capital Real Estate Trust Incorporated (the "Company") entered into a binding Head of Terms (the “Term Sheet”) with Omachie Farm, The Firm of AGM Forbes and Shank of Omachi Limited (collectively, the “Contributors”), for the acquisition of the Contributors’ right, title, and interest to the land and all entitlements related to the Land at Omachie/Shank of Omachie, by Kingennie, by Dundee comprising the development generally known as The Angus, which is intended for development of a 18-hole champion golf course, golf academy, hotel spa and lodges, golf clubhouse and 160 residential plots (the “Property”). Pursuant to the Term Sheet, the OP and the Contributors will endeavor to negotiate a mutually acceptable contribution agreement (the “Contribution Agreement”) before September 17, 2017.

In exchange for the contribution of the Property, the OP will issue to the Contributors £14,000,000 of OP Units based on fair market appraisal, with deductions for any liens or encumbrances affecting the Property. The OP Units will be redeemable as set forth in the Term Sheet. The OP’s obligation to close upon the acquisition will be subject to a satisfactory completion of a due diligence review of the Property, among other customary conditions to be set forth in the Contribution Agreement. The Term Sheet also contemplates that the OP and the Contributors will form a joint venture entity for the development of the Property.

The Contribution Agreement may be assigned by the OP to FC Global Realty Operating Partnership, LLC (“PhotoMedex OP”) pursuant to a contribution agreement to be entered into by the Company, the OP, PhotoMedex, Inc. (“PhotoMedex,” and, together with PhotoMedex OP, the “PhotoMedex Parties”) and PhotoMedex OP. As previously reported, the Company and the OP have entered into an interest contribution agreement dated as of March 31, 2017 (as modified by the Agreement to Waive First Closing Deliverables, dated May 17, 2017, the Agreement to Waive Second Closing Deliverables, dated July 3, 2017 and the First Amendment to the Contribution Agreement dated August 3, 2017) with the PhotoMedex Parties providing for the contribution to the PhotoMedex Parties of certain interests in real property held or to be held by the First Capital Parties.

The foregoing description of the terms of the Term Sheet is qualified in its entirety by the terms of the Term Sheet, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Head of Terms, dated as of August 18, 2017, by and among First Capital Real Estate Operating Partnership, L.P., Omachie Farm, The Firm of AGM Forbes and Shank of Omachi Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: August 24, 2017	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Head of Terms, dated as of August 18, 2017, by and among First Capital Real Estate Operating Partnership, L.P., Omachie Farm, The Firm of AGM Forbes and Shank of Omachi Limited.